UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2021

Maravai LifeSciences Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39725	85-2786970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle Suite 200 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 546-0004
(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	MRVI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revisited financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On December 31, 2021, Maravai LifeSciences Holdings, Inc., a Delaware corporation (the “Company”), entered into a Cash Contribution, Exchange and Forfeiture Agreement (the “Contribution Agreement”), dated as of December 31, 2021, by and among the Company, Maravai Topco Holdings, LLC, a Delaware limited liability company (“Topco”), and Maravai Life Sciences Holdings, LLC, a Delaware limited liability company and affiliate of the Company (“MLSH 1”). Pursuant to the Contribution Agreement, the Company contributed $110 million to Topco in exchange for 2,732,919 newly-issued units (the “Common Units”) of Topco at a price per unit of $40.25, such price being equal to the 50-day Volume-Weighted Average Price of the Company’s publicly-traded Class A common stock, par value $0.01 per share (the “Class A Common Stock”), as calculated on December 31, 2021. Immediately following the foregoing contribution, in order to maintain the 1:1 ratio of the Company’s Class A Common Stock to Common Units held by the Company, each of the Company and MLSH 1 agreed to forfeit 2.036% of their respective Common Units of Topco, resulting in the Company’s forfeiture of 2,732,919 Common Units and MLSH 1’s forfeiture of 2,570,415 Common Units and an equal number of shares of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”), for no consideration. The purpose of the Contribution Agreement is to reduce the excess cash that has accumulated at the Company as a result of its “Up-C” structure and the quarterly tax distributions it has received from Topco since its initial public offering, making that cash accessible to our operating companies.
Prior to these transactions, (i) the holders of the Company’s Class A Common Stock had 51.0% of the voting power in the Company, (ii) MLSH 1, through ownership of the Company’s Class B Common Stock, had 49.0% of the voting power of the Company, (iii) MLSH 1 owned 49.0% of the outstanding Common Units of Topco, and (iv) the Company owned 51.0% of the outstanding Common Units of Topco.
As a result of these transactions, the resultant control and ownership percentages have each adjusted approximately 0.5% as follows: (i) the holders of the Company’s Class A Common Stock have 51.5% of the voting power in the Company, (ii) MLSH 1 has 48.5% of the voting power of the Company, (iii) MLSH 1 owns 48.5% of the outstanding Common Units of Topco, and (iv) the Company owns 51.5% of the outstanding Common Units of Topco.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARAVAI LIFESCIENCES HOLDINGS, INC.

Date: January 3, 2022	By:	/s/ Kevin M. Herde
	Name:	Kevin M. Herde
	Title:	Chief Financial Officer